                                                                    EXHIBIT 3.01



                              ARTICLES OF AMENDMENT

                                     TO THE

                            ARTICLES OF INCORPORATION

                                       OF

                     DeMARCO ENERGY SYSTEMS OF AMERICA, INC.


         DeMarco Energy Systems of America, Inc., by and through the undersigned, constituting the President and Secretary of such corporation, hereby amends the Articles of Incorporation of said corporation as follows:

         1. The name of the corporation is DeMarco Energy Systems of America, Inc.

         2. Article IV of the Articles of Incorporation is amended to read as follows:

                        Section 1. The authorized capital of this corporation
            shall consist of one hundred million (100,000,000) common shares, having $.001 par value. All such common shares are non-assessable and each share shall have equal rights as to voting and in the event of dissolution and liquidation.

                        Section 2. The shareholders shall have no preemptive
            rights to acquire any shares of this corporation. There shall be no cumulative voting by shareholders.

         3. Article XI of the Articles of Incorporation is repealed.

         4. A new Article XI of the Articles of Incorporation is adopted to read as follows:

                        To the fullest extent permitted by the Utah Revised
            Business Corporation Act or any other applicable law as now in effect or as it may hereafter be amended, a director of this corporation shall not be personally liable to the corporation or its shareholders for monetary damages for any action taken or any failure to take any action, as a director.

         5. The foregoing amendments were adopted by the shareholders at a meeting held on January 24, 1997.

         6. The number of shares of common stock outstanding and entitled to vote upon such amendments was 21,013,640. The number of votes indisputably represented at the meeting was 11,238,181.

         7. The number of shares voted for the amendment set forth in paragraph 2 above was 11,079,181; against was 159,000; and none abstained. The number of shares voted for each of the amendments set forth in paragraphs 3 and 4 above was 11,179,181; against was 59,000; and none abstained.

         8. The foregoing amendments do not provide for an exchange, reclassification, or cancellation of issued shares of the corporation.

         9. At the special meeting of the shareholders held on January 24, 1997, a resolution was duly adopted to provide that the provisions of
            Section 16-10a-704 of the Utah Revised Business Corporation act may operate to permit a the corporation to take action by the written consent of fewer than all of the shareholders entitled to vote with respect to the subject matter of any action.

Dated: January 24, 1997


                                          /s/ Victor M. DeMarco
                                          -------------------------------------
                                          Victor M. DeMarco, President


Attest:


                                          /s/ John W. Wyatt
                                          -------------------------------------
                                          John W. Wyatt, Secretary

                              ARTICLES OF AMENDMENT

                                     TO THE

                            ARTICLES OF INCORPORATION

                                       OF

                               FOUNTAIN HEAD, INC.


         Fountain Head, Inc., by and through the undersigned, constituting the President and Secretary of Fountain Head, Inc., hereby amends the Articles of Incorporation of said Corporation as follows:

         1. The name of the Corporation is Fountain Head, Inc.

         2. Article I of the Articles of Incorporation is amended to read as follows:

         The name of the corporation is DeMarco Energy Systems of America, Inc.

         3. The foregoing amendment was adopted by the shareholders at a meeting held on November 17, 1989.

         4. The number of shares outstanding and entitled to vote upon such amendment was 38,000,000.

         5. The number of shares voted for the amendment was 22,486,500; against was 0; and abstained was 0.

         6. The foregoing amendment does not provide for an exchange, reclassification, or cancellation of issued shares of the Corporation. However, the shareholders also approved at the above-referenced meeting, a 1 for 40 reverse split of the outstanding common shares.

         7. The foregoing amendment does not effect a change in the amount of stated capital of the Corporation. However, the above-referenced reverse split will reduce the amount of stated capital from $38,000 to approximately $950.

Dated: December 1, 1989


Attest:                                         FOUNTAIN HEAD, INC.


By:  /s/ John W. Wyatt                          By: /s/ Louis M. DeMarco
     ----------------------------                   ---------------------------
    John W. Wyatt, Secretary                        Louis M. DeMarco, President




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The State of Texas         )
                           )
County of Travis           )

         On the 1st day of December, 1989, before me, the undersigned, a Notary Public, duly commissioned and sworn, personally appeared Louis M. DeMarco, known to me to be the president of Fountain Head, Inc., who executed the within instrument and known to me to be the person who affixed his name thereto as such president and who acknowledged to me that he executed the same freely and voluntarily and for the uses and purposes therein mentioned.

My Commission Expires:                       /s/
                                             ----------------------------------
                                             Notary Public
                                             Residing in



The State of Texas         )
                           )
County of Travis           )

         On the 1st day of December, 1989, before me, the undersigned, a Notary Public, duly commissioned and sworn, personally appeared John W. Wyatt, known to me to be the secretary of Fountain Head, Inc., who executed the within instrument and known to me to be the person who affixed his name thereto as such president and who acknowledged to me that he executed the same freely and voluntarily and for the uses and purposes therein mentioned.

My Commission Expires:                       /s/
                                             ----------------------------------
                                             Notary Public
                                             Residing in



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




                            ARTICLES OF INCORPORATION

                                       OF

                               FOUNTAIN HEAD, INC.


         WE, THE UNDERSIGNED natural persons of the sage of twenty-one years or more, acting as incorporators of a corporation under the Utah Business Corporation Act adopt the following Articles of Incorporation for such corporation.
                                    ARTICLE I
                                 CORPORATE NAME

         The name of this corporation is Fountain Head, Inc.

                                   ARTICLE II
                             DURATION OF CORPORATION

         The duration of this corporation is "perpetual".

                                   ARTICLE III
                               CORPORATE PURPOSES

         The purpose for which this corporation is organized is the purchase, lease and sell real property for investment and to acquire other business entities or investments, and all matters related or ancillary thereto and to do all things and engage in all lawful transactions which a corporation organized under the laws of the State of Utah might do or engage in, even though not expressly stated herein.
                                   ARTICLE IV
                                 CAPITALIZATION

         The aggregate number of shares which this corporation shall have authority to issue is FIFTY MILLION (50,000,000) shares of $0.001 par value Common Stock. All stock of the corporation shall be of the same class and shall have the same rights and preferences. Fully paid stock of this corporation shall not be liable to any further call or assessment.


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


                                    ARTICLE V
                          PRE-EMPTIVE RIGHTS ABOLISHED

         The authorized and treasury stock of this corporation may be issued at such time, upon such terms and conditions and for such consideration as the Board of Directors shall determine. Shareholders shall not have pre-emptive rights to acquire unissued shares of the stock of this corporation.

                                   ARTICLE VI
                               COMMENCING BUSINESS

         This corporation will not commence business until consideration of a value of at least $1,000 has been received for the issuance of shares.

                                   ARTICLE VII
                                INTERNAL AFFAIRS

         The Directors shall adopt Bylaws which are not inconsistent with law or these Articles for the regulation and management of the affairs of the corporation. These Bylaws may be amended from time to time or repealed pursuant to laws.
                                  ARTICLE VIII
                           REGISTERED OFFICE AND AGENT

         The address of this corporation's initial registered office and name of its original registered agent at such address is:

                               Richard J. Lawrence
                                    Suite 500
                              175 South West Temple
                           Salt Lake City, Utah 84101

                                   ARTICLE IX
                                    DIRECTORS

         The Board of Directors consist of not less than three (3) nor more than nine (9) members as the Board of Directors may itself from time to time determine. The names and addresses of persons who are to serve as Directors until the first meeting of stockholders, or until their successors be elected and qualify are:


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

                  NAME                                   ADDRESS
                  ----                                   -------
          William L. Jorgensen                     2778 South 100 West
                                                   Bountiful, Utah 84010

          Reed T. Searle                           9226 South 2490 West
                                                   West Jordan, Utah 84084

          Alan K. Tibbitts                         2672 South 50 West
                                                   Bountiful, Utah 84010

                                    ARTICLE X
                                  INCORPORATORS

The name and address of each Incorporator is:

                  NAME                                   ADDRESS
                  ----                                   -------
          William L. Jorgensen                     2778 South 100 West
                                                   Bountiful, Utah 84010

          Reed T. Searle                           9226 South 2490 West
                                                   West Jordan, Utah 84084

          Alan K. Tibbitts                        2672 South 50 West
                                                  Bountiful, Utah 84010

                                   ARTICLE XI
                        OFFICERS AND DIRECTORS CONTRACTS

         No contract or other transaction between this corporation and any other corporation shall be affected by the fact that a Director or officer of this corporation is interested in or is a Director or officer of such other corporation; and any Director, individually or jointly, may be a party to or may be interested in any corporation or transaction of this corporation or in which this corporation is interested; and no contract or other transaction of this corporation with any person, firm or corporation shall be affected by this fact that any Director of this corporation is a party to or is interested in such contract, act or transaction or any way connected with such person, firm or corporation, and every person who may become a Director of this corporation is hereby relieved from liability that might otherwise exist from contracting with the corporation for the benefit of himself or any firm, association or corporation in which he may be in any way interested, provided said Director acts in good faith.


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         DATED this 13th day of January, 1983.


                                      /s/ William L. Jorgensen
                                      ------------------------------------------
                                      William L. Jorgensen


                                      /s/ Reed T. Searle
                                      ------------------------------------------
                                      Reed T. Searle


                                      /s/ Alan K. Tibbitts
                                      ------------------------------------------
                                      Alan K. Tibbitts





STATE OF UTAH              )
                           : ss.
COUNTY OF SALT LAKE        )

         I, THE UNDERSIGNED, a Notary Public, hereby certify that on the 13th day of January, 1993, William L. Jorgensen, Reed T. Searle and Alan K. Tibbitts, personally appeared before me who being by me first duly sworn severally declared that they are the persons who signed the foregoing document as incorporators and that the statements therein contained are true.
         DATED this 13th day of January, 1983.



                                      /s/ Sharon E. Vance
                                      -----------------------------------------
                                      Notary Public



My commission expires:                Residing at:

September 20, 1986                    Salt Lake City, Utah



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